UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 12, 2011 (May 12, 2011)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     The 2011 annual meeting of stockholders of First Industrial Realty Trust, Inc. (the “Company”) was held on May 12, 2011. Of the 77,980,356 shares of common stock outstanding on the March 21, 2011 record date, a total of 68,015,265 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:
a.	To elect one nominee, L. Peter Sharpe, to serve as a Class I director to hold office until the 2013 annual meeting of stockholders or until his successor has been elected and qualified and two nominees, Bruce W. Duncan and Kevin W. Lynch, to serve as Class II directors to hold office until the 2014 annual meeting of stockholders or until their successors have been elected and qualified. The Company’s stockholders voted to elect the three nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHOLD
L. Peter Sharpe	45,655,591	1,951,465
Bruce W. Duncan	46,141,588	1,465,468
Kevin W. Lynch	44,928,351	2,678,705
     There were 20,408,209 broker non-votes with respect to each nominee.
b.	To approve Articles of Amendment to the Company’s Charter to increase the number of authorized shares of Common Stock. The Company’s stockholders voted to approve this proposal with 64,118,058 votes “For” and 3,669,652 votes “Against”. There were 227,555 abstentions.

c.	To approve the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan. The Company’s stockholders voted to approve this proposal with 37,041,174 votes “For” and 10,405,182 votes “Against”. There were 160,700 abstentions and 20,408,209 broker non-votes.

d.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 annual meeting. The Company’s stockholders voted to approve this proposal with 35,949,081 votes “For” and 10,304,023 votes “Against”. There were 1,353,952 abstentions and 20,408,209 broker non-votes.

e.	To indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers. The Company’s stockholders cast 43,761,884 votes in favor of voting on executive compensation each year, 150,689 votes in favor of voting on executive compensation every two years and 3,523,554 votes in favor of voting on executive compensation every three years. There were 170,527 abstentions and 20,408,209 broker non-votes. On May 12, 2011 our board of directors determined that future advisory votes on executive compensation will be held annually.
f.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2011. The Company’s stockholders voted to approve this proposal with 67,050,996 votes “For” and 772,679 votes “Against”. There were 191,590 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Financial Officer

Date: May 12, 2011